Exhibit (c)(7)

CONFIDENTIAL 3 JUNE 2008 DISCUSSION MATERIALS TOWER GROUP LAZARD

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint.  We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity.  With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint.  We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.  The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.  These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.  Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. IRS Circular 230 Disclosure:  This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents I MARKET UPDATE I 7 PRO FORMA FINANCIAL ANALYSIS – CPHL/TOWER II 10 EQUITY CAPITAL MARKETS ENVIRONMENT III Appendix 11 A Pro Forma Financial Analysis – Tower/CPHL 18 B Other

I Market Update

Recent Trading Performance Source: FactSet (6/2/08). Current Since Initial Price Indication 6/2/08 5/22/08 Tower $25.06 (8.2%) CastlePoint 10.74 0.3% Selected Specialty: Markel $407.25 1.2% Navigators 50.18 (0.1%) Philadelphia 37.77 1.5% RLI 51.56 2.5% W.R. Berkley 27.00 (1.0%) Mean 0.8% Median 1.2% Selected Bermuda: Aspen $25.50 (0.8%) Endurance 33.39 (2.5%) Odyssey 37.49 (0.8%) Partner Re 73.90 0.1% Platinum 35.44 (2.1%) Mean (1.2%) Median (0.8%)

Historical Valuation:  NTM Price/Earnings Source: FactSet (6/2/08). (a) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. 4.0 8.0 12.0 16.0x 23 Mar 07 18 Jun 07 13 Sep 07 10 Dec 07 6 Mar 08 2 Jun 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C (b) 7.9x Average Current 5/22/08 1-Year 2-Years 3-Years CastlePoint 5.4x 5.5x 6.7x — — Bermuda Reinsurers (a) 6.5 6.6 7.5 7.5x 7.5x Tower 7.9 8.7 9.8 11.6 11.8 Specialty P&C (b) 9.9 9.8 10.5 11.5 11.7 5.4x 6.5x 9.9x

Historical Valuation:  Price/Reported Book Value 3 Source: FactSet (6/2/08). (a) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. 0.00 1.00 2.00 3.00 4.00x 23 Mar 07 18 Jun 07 13 Sep 07 10 Dec 07 6 Mar 08 2 Jun 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C (b) 1.86x Average Current 5/22/08 1-Year 2-Years 3- Years CastlePoint 0.98x 0.98x 1.12x — — Bermuda Reinsurers (a) 0.93 0.94 1.03 1.08x 1.10x Tower 1.86 2.03 2.24 3.01 2.93 Specialty P&C (b) 1.49 1.45 1.65 1.86 1.90 0.98x 0.93x 1.49x

Implied Value of Tower Offer at 0.4513 Exchange Ratio Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration (74% of current total) Source: FactSet (6/2/08). 11.50 11.75 12.00 12.25 $12.50 22 May 08 24 May 08 26 May 08 28 May 08 30 May 08 2 Jun 08 Implied Offer Value $11.57 22 May 08 $12.32

Acquisition Premium Comparison Initial CastlePoint Indication Current Average Statistic 5/22/08 6/2/08 1-Week 1-Month Implied Blended Value $12.32 $11.57 $11.90 $12.03 Premium to CastlePoint Share Price: Current $10.74 15% 8% 11% 12% 1-Week Average 10.86 13% 7% 10% 11% 1-Month Average 10.32 19% 12% 15% 17% 3-Month Average 10.16 21% 14% 17% 18% 6-Month Average 11.16 10% 4% 7% 8% Source: FactSet (6/2/08).

Historical Exchange Ratio – CastlePoint/Tower Source: FactSet (6/2/08). 0.3000 0.4000 0.5000 0.6000 2 Jun 07 14 Aug 07 26 Oct 07 7 Jan 08 20 Mar 08 2 Jun 08 CastlePoint/Tower Exchange Ratio Average 0.4286 Average 1 Month 0.3973 3 Months 0.3960 6 Months 0.3979 1 Year 0.4189 5/22/08 vs. Current 5/22/08 0.3925 Current 0.4286 % Change 9.2% 0.4189 22 May 08

II Pro Forma Financial Analysis – CPHL/Tower

TOWER GROUP

II PRO FORMA FINANCIAL ANALYSIS – CPHL/TOWER

CPHL/Tower – Accretion/(Dilution) Analysis Overview

2009E pre-tax transaction adjustments at illustrative $34.00 purchase price

- **Transaction close: December 2008**
- **Financing:**
  - Common Equity: Issuance size adjusted to correspond to purchase price sensitivity range
    - Financial Sponsor Buy-In Price: $10.74 (current market)
  - Debt: $200mm
    - Interest Rate: 7%
    - Debt Issuance Fee: 1%
  - Cash: $145mm
    - Foregone Interest Income of 5.5% and NPW reduction to reflect reduced underwriting capacity
- **Purchase accounting adjustments:**
  - Estimated Tower income subject to CastlePoint tax rate: 20%
  - Estimated intangibles: ~ $100mm (amortized over 10 years)
  - Tower investment portfolio adjustment: $4mm benefit (amortized over portfolio life)
  - Loss of equity income in CastlePoint: ~ $6mm
  - Estimated transaction costs: $20mm
- **Expense synergies: $3.5mm**
  - Integration costs of $1mm (one-time)
- **Taxes:**
  - Interest expense on debt: blended rate (~ 18%)
  - Intangibles: Tower effective rate (~ 35%)
  - Expense synergies: CastlePoint effective rate (~ 2%)
- **Assumes CastlePoint standalone dividend per share maintained following close**

7 LAZARD

TOWER GROUP

II PRO FORMA FINANCIAL ANALYSIS – CPHL/TOWER

CPHL/Tower – Pro Forma Income Statement

($ in millions, except per share amounts)

Illustrative $34.00 purchase price; financial sponsor buy-in at market

	2008E	2009E	2010E	Growth (%) '08 vs. '09	Growth (%) '09 vs. '10
Standalone Net Income:					
CastlePoint	$69.3	$91.6	$103.8	32%	13%
Tower	68.5	81.4	98.1	19%	20%
Subtotal	$137.8	$173.0	$201.8		
Adjustments:					
Pre Closing Tower Net Income	($62.8)				
Cost Savings	--	$2.5	$3.4		
Interest Expense	(1.0)	(11.5)	(11.4)		
Amortization of Identifiable Intangibles	(0.6)	(6.5)	(6.5)		
Amortization of Debt Issuance Fee	(0.0)	(0.3)	(0.3)		
Loss of Equity Income from CastlePoint	(0.3)	(4.0)	(4.5)		
Foregone Interest Income on Cash	(0.7)	(7.8)	(7.8)		
Reinsurance Override	0.4	1.7	1.7		
Foregone Underwriting Income	(0.8)	(9.4)	(9.4)		
Foregone Investment Income on Underwriting Profits	(0.0)	(0.3)	(0.8)		
Additional Investment Income from CastlePoint Reserves	0.3	3.9	3.9		
Tax Benefit from CastlePoint Platform	0.6	8.4	10.1		
Subtotal	($64.8)	($20.4)	($18.7)		
Pro Forma Net Income	$73.0	$152.6	$183.1	109%	20%
WA Diluted Shares (mm):					
Pro Forma	42.2	80.7	80.7		
CastlePoint Standalone	38.6	38.6	38.6		
Earnings per Share:					
Pro Forma	$1.73	$1.89	$2.27	9%	20%
CastlePoint Standalone	1.80	2.37	2.69	32%	13%
Accretion / (Dilution):					
$	($0.07)	($0.48)	($0.42)		
%	(3.6%)	(20.3%)	(15.6%)		

Source: FactSet (6/17/08), company filings and management projections.

Note: Standalone data based on management projections.

8 LAZARD

CPHL/Tower – Illustrative Pro Forma Impact (12/08 Close) ($ in millions, except per share amounts) 9 CastlePoint Price Paid per Tower Share Statistic $32.00 $33.00 $34.00 $35.00 $36.00 Implied Premium to Current Share Price ($25.06) 28% 32% 36% 40% 44% Pro Forma 2009E EPS per CastlePoint Share $2.37 $2.01 $1.95 $1.89 $1.84 $1.79 Accretion/(Dilution): $ $2.37 ($0.36) ($0.42) ($0.48) ($0.54) ($0.59) % 2.37 (15%) (18%) (20%) (23%) (25%) Implied CastlePoint Pro Forma Share Price at 2009E P/E Multiple: 5.5x $11.04 $10.71 $10.40 $10.10 $9.82 6.5 13.05 12.66 12.29 11.94 11.61 7.5 15.06 14.61 14.18 13.78 13.39 12/08 CastlePoint Standalone Share Price at 0.98x Book Value (12/31/08) $12.32 $12.07 $12.07 $12.07 $12.07 $12.07 % Change from Current 10.74 12% 12% 12% 12% 12% Share Price Difference — Standalone vs. Pro Forma at 2009E P/E Multiple of: 5.5x (8%) (11%) (14%) (16%) (19%) 6.5 8% 5% 2% (1%) (4%) 7.5 25% 21% 17% 14% 11% Total Share Price Difference — Current vs. Pro Forma at 2009E P/E Multiple of: 5.5x 3% (0%) (3%) (6%) (9%) 6.5 22% 18% 14% 11% 8% 7.5 40% 36% 32% 28% 25%

III Equity Capital Markets Environment

Equity Capital Markets (ECM) Environment (1Q 2008) ($ in billions) ECM volume from US issuers fell 8% to $55bn in 1Q 2008 from $60bn in 1Q 2007 108 deals priced in 1Q 2008, the lowest quarterly total since 1Q 2003 and less than half the 223 deals seen in 1Q 2007 41 withdrawn/postponed ECM deals in 1Q 2008 which were expected to raise $9bn, the highest total since 4Q 2000 Increased market volatility, continuing credit issues and resulting uncertainty for U.S. economic outlook are among the factors perceived to be impacting new issuance IPO volume was up 144% in 1Q 2008 as $25bn was raised via 21 deals; up from $10bn via 58 deals in 1Q 2007 Increase driven by record $20bn IPO from Visa and increased special purpose acquisition entity (BCC/SPACs) issuance ($4bn) Aside from Visa and BCC/SPACs there were just ten IPOs (vs. 25 in 1Q 2007) for a total of $1bn, five of which priced below or at the bottom of their pricing range Convertible volume fell 34% to $17bn from $26bn in 1Q 2007 despite large self-led offerings from Banc of America ($7bn) and Citigroup ($3bn) US ECM backlog shows 138 deals in the pipeline slated to raise $28bn compared to $22bn via 116 deals at the end of 1Q 2007  U.S. ISSUER ECM VOLUME BY DEAL TYPE SINCE 2002 ($ BN) $120 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q Convertible Follow-On IPO 2002 2003 2005 2004 2006 2007 2008 Source: Dealogic. Follow-On $17 $26 $9 $13 $9 $16 $22 $22 $31 $23 $15 $21 $18 $17 $27 $30 $31 $23 $16 $27 $24 $30 $14 $21 $14 IPO 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 Convertible 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 90 60 30 0 $77 $51 $15 $30 $36 $97 $53 $52 $62 $46 $27 $44 $32 $33 $45 $63 $57 $70 $37 $76 $75 $88 $38 $75 $47

Appendix

A Pro Forma Financial Analysis – Tower/CPHL

TOWER GROUP
A. PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Accretion/(Dilution) Analysis Overview

2009E pre-tax transaction adjustments at illustrative $12.35 purchase price (15% premium)

- **Transaction close: December 2008**
- **Financing:**
  - Common Equity: Tower exchange rate adjusted to correspond to purchase price sensitivity range
  - Debt: $125mm
    - — Interest Rate: 7%, less interest expense not incurred by eliminating planned $33mm trust preferred issuance
    - — Debt Issuance Fee: 1%
  - Cash: $15mm
    - — Foregone Interest Income: 5.5%
- **Assumes gain on sale of CastlePoint stock (~ $17mm) is taxed at 35% rate**
- **Purchase accounting adjustments:**
  - Limited estimated intangibles: ~ $5mm (amortized over 10 years)
  - TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months)
  - Loss of equity income in CastlePoint: ~ $6mm
  - Estimated transaction costs: $20mm
- **Loss of Bermuda tax benefit: ~ $30mm (assumes 35% tax rate)**
- **Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $1mm**
  - Possibility of additional revenue synergies pending finalization of combined business plan (e.g., quota share with 3rd party reinsurer)
- **Expense synergies: $5mm**
  - Integration costs of $1mm (one-time)
- **Adjustments tax effected at Tower effective tax rate (35%)**
- **Assumes Tower standalone dividend per share maintained following close**

11 LAZARD

Tower/CPHL – Transaction Sources and Uses ($ in millions, except per share amounts) Tower Price Paid per CastlePoint Share Statistic $11.81 $12.35 $12.89 $13.43 $13.96 Premium to Current Share Price ($10.74) 10% 15% 20% 25% 30% Sources: Tower Equity Issued $310.3 $330.8 $351.3 $371.8 $392.4 Debt 125.0 125.0 125.0 125.0 125.0 Cash 15.0 15.0 15.0 15.0 15.0 Tower Ownership in CastlePoint 30.2 31.6 32.9 34.3 35.7 Total Sources $480.5 $502.4 $524.3 $546.1 $568.0 Uses: Equity Purchase Price $455.2 $476.6 $498.0 $519.4 $540.8 Transaction Costs 20.0 20.0 20.0 20.0 20.0 Tax on Gain from Sale of Tower Ownership in CastlePoint 5.3 5.8 6.3 6.8 7.2 Total Uses $480.5 $502.4 $524.3 $546.1 $568.0 Leverage: Moody’s Debt/Tangible Capital (a) 18% 30% 30% 30% 31% 31% Debt + Hybrids/Tangible Capital 24% 36% 36% 36% 36% 37% Consideration Mix (b): Stock 73% 74% 76% 77% 78% Cash 27% 26% 24% 23% 22% (a) Assumes 25% equity credit for trust preferreds, in accordance with Moody’s rating methodology. (b) Excludes CastlePoint shares held by Tower.

Tower/CPHL – Pro Forma Income Statement ($ in millions, except per share amounts) Illustrative $12.35 purchase price (15% premium) Standalone Net Income: Tower CastlePoint Subtotal Adjustments: Pre-Closing CastlePoint Net Income Cost Savings Interest Expense Amortization of Identifiable Intangibles Amortization of Debt Issuance Fee Loss of Equity Income from CastlePoint Foregone Interest Income on Cash Shift in Business Mix Change in TRM Accounting CastlePoint Tax Adjustment Subtotal Pro Forma Net Income WA Diluted Shares (mm): Pro Forma Tower Standalone Earnings per Share: Pro Forma Tower Standalone Accretion/(Dilution): $ % 2008E 2009E 2010E $68.5 $81.4 $98.1 69.3 91.6 103.8 $137.8 $173.0 $201.8 ($63.5) — — — $2.6 $3.3 (0.3) (4.0) (4.0) (0.0) (0.3) (0.3) (0.0) (0.2) (0.2) (0.3) (4.0) (4.5) (0.0) (0.5) (0.5) — 0.7 1.6 (0.4) (4.1) (0.9) (1.9) (30.5) (34.1) ($66.5) ($40.3) ($39.6) $71.3 $132.7 $162.2 24.6 36.7 36.7 23.2 23.2 23.2 $2.90 $3.62 $4.42 2.95 3.50 4.22 ($0.05) $0.11 $0.20 (1.6%) 3.2% 4.8% Growth (%) ‘08 vs. ‘09 ‘09 vs. ’10 19% 20% 32% 13% 86% 22% 25% 22% 19% 20% Source:  FactSet (6/2/08), company filings and management projections. Note:  Standalone data based on management projections.

Tower/CPHL – Pro Forma EPS Accretion/(Dilution) 2009E EPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $11.81 $12.35 $12.89 $13.43 $13.96 10% 15% 20% 25% 30% Gross Annual $1.0 4% 2% (1%) (3%) (6%) Pre-Tax 3.0 5% 2% (0%) (3%) (5%) Expense 5.0 6% 3% 1% (2%) (4%) Synergies 7.0 7% 4% 1% (1%) (3%) ($ MM) 9.0 8% 5% 2% (0%) (3%) 2009E EPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $11.81 $12.35 $12.89 $13.43 $13.96 10% 15% 20% 25% 30% Gross Annual $1.0 $0.15 $0.06 ($0.03) ($0.12) ($0.20) Pre-Tax 3.0 0.18 0.08 (0.01) (0.09) (0.17) Expense 5.0 0.21 0.11 0.02 (0.07) (0.15) Synergies 7.0 0.24 0.14 0.05 (0.04) (0.12) ($ MM) 9.0 0.27 0.17 0.08 (0.01) (0.09) 2010E EPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $11.81 $12.35 $12.89 $13.43 $13.96 10% 15% 20% 25% 30% 6% 3% 1% (2%) (4%) 7% 4% 1% (1%) (3%) 8% 5% 2% (0%) (3%) 8% 6% 3% 1% (2%) 9% 6% 4% 1% (1%) 2010E EPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $11.81 $12.35 $12.89 $13.43 $13.96 10% 15% 20% 25% 30% $0.25 $0.13 $0.02 ($0.08) ($0.18) 0.28 0.17 0.06 (0.05) (0.15) 0.32 0.20 0.09 (0.01) (0.11) 0.36 0.24 0.13 0.02 (0.08) 0.39 0.27 0.16 0.06 (0.05)

Tower/CPHL – Illustrative Pro Forma Impact (12/08 Close) ($ in millions, except per share amounts)  Tower Price Paid per CastlePoint Share Statistic $11.81 $12.35 $12.89 $13.43 $13.96 Premium to Current Share Price ($10.74) 10% 15% 20% 25% 30% Pro Forma Financial Data: 2009E EPS $3.50 $3.71 $3.62 $3.53 $3.44 $3.36 Book Value per Share (12/31/08): Reported $15.66 $18.93 $19.07 $19.20 $19.33 $19.45 Tangible 13.92 17.71 17.28 16.88 16.49 16.12 2009E ROAE 20% 18% 18% 17% 17% 16% Implied Pro Forma Share Price at 2009E P/E Multiple of: 7.9x $29.34 $28.58 $27.85 $27.17 $26.51 9.0 33.42 32.56 31.73 30.95 30.21 10.0 37.14 36.17 35.26 34.39 33.56 11.0 40.85 39.79 38.78 37.83 36.92 12/08 Tower Standalone Share Price at 8.0x 2009E Earnings $3.50 $28.10 $28.10 $28.10 $28.10 $28.10 % Change from Current 25.06 12% 12% 12% 12% 12% Share Price Difference — Standalone vs. Pro Forma at 2009E P/E Multiple of: 7.9x 4% 2% (1%) (3%) (6%) 9.0 19% 16% 13% 10% 7% 10.0 32% 29% 25% 22% 19% 11.0 45% 42% 38% 35% 31% Total Share Price Difference — Current vs. Pro Forma at 2009E P/E Multiple of: 7.9x 17% 14% 11% 8% 6% 9.0 33% 30% 27% 24% 21% 10.0 48% 44% 41% 37% 34% 11.0 63% 59% 55% 51% 47%

“Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing ($ in millions, except per share amounts) CastlePoint Price Paid per CastlePoint Share Statistic $11.81 $12.35 $12.89 $13.43 $13.96 Premium to Current Share Price $10.74 10% 15% 20% 25% 30% Pro Forma 2009E EPS $3.71 $3.62 $3.53 $3.44 $3.36 Implied Exchange Ratio (Ex ~ $115mm Cash) 0.3442x 0.3664x 0.3885x 0.4107x 0.4328x Pro Forma 2009E EPS per CastlePoint Share $1.28 $1.33 $1.37 $1.41 $1.45 Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of: 7.9x $10.10 $10.47 $10.82 $11.16 $11.47 9.0 11.50 11.93 12.33 12.71 13.07 10.0 12.78 13.25 13.70 14.12 14.52 11.0 14.06 14.58 15.07 15.53 15.98 Plus: Cash Consideration per CastlePoint Share $3.19 $3.17 $3.15 $3.13 $3.12 Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of: 7.9x $13.29 $13.64 $13.97 $14.29 $14.59 9.0 14.69 15.10 15.48 15.84 16.19 10.0 15.97 16.42 16.85 17.26 17.64 11.0 17.25 17.75 18.22 18.67 19.09 12/08 CastlePoint Standalone Share Price at 0.98x Book Value (12/31/08) $12.32 $12.07 $12.07 $12.07 $12.07 $12.07 % Change from Current 10.74 12% 12% 12% 12% 12% Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of: 7.9x 10% 13% 16% 18% 21% 9.0 22% 25% 28% 31% 34% 10.0 32% 36% 40% 43% 46% 11.0 43% 47% 51% 55% 58% Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of: 7.9x 24% 27% 30% 33% 36% 9.0 37% 41% 44% 48% 51% 10.0 49% 53% 57% 61% 64% 11.0 61% 65% 70% 74% 78%

Tower/CPHL – Analysis at Various Prices ($ in millions, except per share amounts) (a) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. (b) Based on management projections.  CastlePoint Price Paid per CastlePoint Share Statistic $10.74 $11.28 $11.81 $12.35 $12.89 $13.43 $13.96 Premium to Current Share Price $10.74 0% 5% 10% 15% 20% 25% 30% Implied Aggregate Equity Value $412 $434 $455 $477 $498 $519 $541 Price as a Multiple of: Earnings per Share: 2008E $1.80 (b) 6.0x 6.3x 6.6x 6.9x 7.2x 7.5x 7.8x 2009E 2.37 (b) 4.5 4.8 5.0 5.2 5.4 5.7 5.9 2010E 2.69 (b) 4.0 4.2 4.4 4.6 4.8 5.0 5.2 Book Value per Share (3/31/08): Reported $10.96 0.98x 1.03x 1.08x 1.13x 1.18x 1.22x 1.27x 0.93x 0.93x Diluted 0.98 1.03 1.08 1.14 1.19 1.24 1.29 Pro Forma Tower Ownership: All Stock 60% 59% 58% 57% 56% 55% 54% Including Cash 68% 67% 65% 64% 63% 61% 60% Acquisition Premia: Current Share Price $10.74 0% 5% 10% 15% 20% 25% 30% 1-Week Avg. Share Price 10.83 (1%) 4% 9% 14% 19% 24% 29% 1-Month Avg. Share Price 10.47 3% 8% 13% 18% 23% 28% 33% 52-Week High 15.67 (31%) (28%) (25%) (21%) (18%) (14%) (11%) 52-Week Low 9.20 17% 23% 28% 34% 40% 46% 52% Implied Aggregate Exchange Ratio 0.4286x 0.4500x 0.4714x 0.4929x 0.5143x 0.5357x 0.5571x Premium/(Disc.) to Historical Avg.: 1-Month 0.3973x 8% 13% 19% 24% 29% 35% 40% 3-Months 0.3960 8% 14% 19% 24% 30% 35% 41% 6-Months 0.3979 8% 13% 18% 24% 29% 35% 40% 1-Year 0.4189 2% 7% 13% 18% 23% 28% 33%  Selected Public Companies (a) Mean Median 7.5x 6.3x 7.5 6.8 8.0 7.1

B Other

Comparable Bermuda Public Company Trading Analysis ($ in millions, except per share data) Source: FactSet (6/2/08) and company filings. (a) IBES median consensus. (b) Based on common shareholders’ equity. (c) Excludes accumulated other comprehensive income (AOCI).  Summary Statistics Selected Comparable Public Companies CastlePoint Mean Median Aspen Endurance Odyssey Re PartnerRe Platinum Market Data: Ticker CPHL AHL ENH ORH PRE PTP Current Share Price $10.74 $25.50 $33.39 $37.49 $73.90 $35.44 % of 52W High 69% 85% 84% 84% 77% 84% 88% 94% % of 52W Low 117% 109% 112% 113% 100% 114% 107% 112 % FD Market Capitalization $414 $2,240 $2,196 $2,503 $4,119 $2,009 Price as a Multiple of: EPS: 2008E (a) 6.1 x 7.5 x 6.3 x 6.1 x 5.7 x 12.3 x 7.3 x 6.3 x 2009E (a) 4.9 7.5 6.8 5.9 5.7 11.6 7.4 6.8 Book Value (3/31/08): Reported (b) 0.98 x 0.93 x 0.93 x 0.87 x 0.86 x 0.93 x 1.01 x 0.98 x Adjusted (c) 0.95 0.96 0.96 0.93 0.88 0.96 1.08 0.97 Selected Ratios: Long-Term Growth Rate (a) 13.5% 10.6% 12.0% 10.0% 12.0% 13.5% 5.0% 12.5% ‘08 - ‘09 EPS Growth 25.7% 0.2% 0.0% 3.7% 0.0% 6.2% (1.5) % (7.2) % 2008E PEG Ratio 0.45 x 0.79 x 0.61 x 0.61 x 0.47 x 0.91 x 1.46 x 0.50 x 2008E ROE (a) 15.2% 13.5% 14.4% 14.4% 15.9% 7.7% 14.2% 15.5% 2009E ROE (a) 16.7 12.3% 13.3% 13.3% 14.2% 7.6% 12.8% 13.7 % Indicated Dividend Yield 1.9% 1.9% 2.4% 2.4% 3.0% 0.7% 2.5% 0.9 % Debt/Total Capital 24.2% 14.2% 15.3% 9.1% 16.1% 15.3% 18.4% 12.4% 2007 GPW/BV 0.80 x 0.98 x 0.89 x 0.89 x 0.86 x 1.25 x 1.12 x 0.76 x 2007 NPW/BV 0.80 0.90 0.76 0.76 0.76 1.16 1.10 0.70 2007 GAAP Combined Ratio 93.9% 84.0% 81.0% 83.0% 79.9% 95.5% 80.4% 81.0 % Ratings (A.M. Best/S&P/Moody’s) A-/—/— A/A/A2 A/A/A2 A/A-/A3 A+/AA-/Aa3 A/—/—

Comparable Specialty P&C Public Company Trading Analysis ($ in millions, except per share data) Source: FactSet (6/2/08) and company filings. (a) IBES median consensus. (b) Based on common shareholders’ equity. (c) Excludes accumulated other comprehensive income (AOCI).  Summary Statistics Selected Comparable Public Companies Tower Mean Median Markel Navigators Philadelphia RLI W.R. Berkley Market Data: Ticker TWGP MKL NAVG PHLY RLI WRB Current Share Price $25.06 $407.25 $50.18 $37.77 $51.56 $27.00 % of 52W High 71% 80% 81% 75% 76% 83% 85% 81% % of 52W Low 107% 109% 107% 102% 107% 123% 110% 105 % FD Market Capitalization $589 $4,056 $852 $2,795 $1,135 $4,741 Price as a Multiple of: EPS: 2008E (a) 8.5 x 10.7 x 10.0 x 14.3 x 8.8 x 10.0 x 12.6 x 7.7 x 2009E (a) 7.4 10.7 9.8 15.1 9.0 9.8 12.4 7.4 Book Value (12/31/07): Reported (b) 1.86 x 1.47 x 1.49 x 1.55 x 1.25 x 1.72 x 1.49 x 1.32 x Adjusted (c) 1.76 1.55 1.66 1.75 1.26 1.74 1.66 1.33 Selected Ratios: Long-Term Growth Rate (a) 22.5% 12.5% 12.0% 12.0% 11.0% 15.0% 11.5% 13.0% ‘08E - ‘09E EPS Growth 14.2% 0.1% 1.2% (5.0) % (1.5) % 1.6% 1.2% 4.1% 2008E PEG Ratio 0.38 x 0.87 x 0.80 x 1.19 x 0.80 x 0.66 x 1.09 x 0.59 x 2008E ROE (a) 20.3% 13.8% 13.7% 10.1% 13.7% 16.0% 11.7% 17.6% 2009E ROE (a) 19.2 12.4% 12.0% 8.7% 12.0% 14.4% 11.2% 15.5 % Indicated Dividend Yield 0.8% 1.3% 1.3% — % — % — % 1.8% 0.7 % Debt/Total Capital 24.3% 15.8% 15.5% 20.7% 15.5% — % 14.6% 28.1% 2007 NPW/PHS 1.0 x 1.0 x 1.1 x 1.1 x 0.8 x 1.2 x 0.7 x 1.2 x 2007 GAAP Combined Ratio 83.7% 82.0% 87.5% 88.0% 87.5% 74.8% 71.4% 88.1% 2007 Statutory Loss Ratio 42.8% 38.4% 38.1% 35.6% 47.3% 38.1% 23.3% 47.9 % Ratings (A.M. Best/S&P/Moody’s) A-/—/— A/BBB-/A3 A/A/A3 A+/—/A1 A+/A+/A2 A+/A+/A2

Insurance Universe: Valuation Snapshot ($ in millions, except per share data) Source: FactSet (6/2/08), SNL and company filings. (a) IBES median consensus. (b) Summary statistics exclude Tower and CastlePoint.  % of 52-Week Market P/E ROE Dividend Company High Low Cap. NTM (a) 2008E (a) 2009E (a) LTGR (a) P/B 2008E (a) 2009E (a) Yield Selected Specialty: Markel 74.7% 101.6% $4,056 14.7x 14.3x 15.1x 12.0% 1.55x 10.1% 8.7 % NA Navigators 76.2 106.9 852 8.9 8.8 9.0 11.0 1.25 13.7 12.0 NA Philadelphia 82.6 123.4 2,795 9.9 10.0 9.8 15.0 1.72 16.0 14.4 NA RLI 84.8 109.9 1,135 12.5 12.6 12.4 11.5 1.49 11.7 11.2 1.8 % Tower 70.6 106.9 589 7.9 8.5 7.4 22.5 1.86 20.3 19.2 0.8 W.R. Berkley 80.5 105.1 4,741 7.5 7.7 7.4 13.0 1.32 17.6 15.5 0.7 Mean (b) 79.8% 109.4% 10.7x 10.7x 10.7x 12.5% 1.47x 13.8% 12.4% 1.3 % Median (b) 80.5 106.9 9.9 10.0 9.8 12.0 1.49 13.7 12.0 1.3 Selected Bermuda: Aspen 84.0% 112.7% $2,240 6.0x 6.1x 5.9x 10.0% 0.87x 14.4% 13.3% 2.4 % CastlePoint 68.5 116.7 414 5.4 6.1 4.9 13.5 0.98 15.2 16.7 1.9 Endurance 77.3 100.0 2,196 5.7 5.7 5.7 12.0 0.86 15.9 14.2 3.0 Odyssey 83.8 113.8 2,503 11.9 12.3 11.6 13.5 0.93 7.7 7.6 0.7 Partner Re 88.5 106.9 4,119 7.3 7.3 7.4 5.0 1.01 14.2 12.8 2.5 Platinum 93.6 111.9 2,009 6.5 6.3 6.8 12.5 0.98 15.5 13.7 0.9 Mean (b) 85.4% 109.1% 7.5x 7.5x 7.5x 10.6% 0.93x 13.5% 12.3% 1.9 % Median (b) 84.0 111.9 6.5 6.3 6.8 12.0 0.93 14.4 13.3 2.4 Primary: ACE 93.2% 111.1% $19,842 7.7x 7.6x 7.7x 13.0% 1.22x 14.9% 13.7% 1.8 % Arch 91.8 108.6 4,512 6.7 6.7 6.8 5.0 1.24 18.4 15.7 NA EverestRe 76.4 100.1 5,397 7.0 7.0 7.0 10.0 0.96 13.0 12.2 2.2 Max Re 78.5 102.0 1,340 7.1 8.5 6.1 12.0 0.93 10.1 13.9 1.5 Argo Group 80.8 115.0 1,176 8.3 8.9 7.7 11.0 0.83 9.6 9.6 NA Mean 84.1% 107.4% 7.4x 7.8x 7.0x 10.2% 1.04x 13.2% 13.0% 1.9% Median 80.8 108.6 7.1 7.6 7.0 11.0 0.96 13.0 13.7 1.8

Comparative Analysis – Tower vs. CastlePoint ($ in millions, except per share amounts) Source: FactSet (6/2/08), Bloomberg and company filings. (a) IBES median consensus. (b) Excludes accumulated other comprehensive income (AOCI).  Current (6/2/08) 5/22/08 % Change Tower CastlePoint Tower CastlePoint Tower CastlePoint Market Data: Current Share Price $25.06 $10.74 $27.29 $10.71 (8.2) % 0.3% % of 52W High 71% 69% 77% 68% % of 52W Low 107% 117% 116% 116 % FD Market Capitalization $589 $414 $642 $413 Diluted Shares O/S (mm) 23.519 38.523 23.519 38.523 Analysts Median Price Target $39.25 $16.00 $39.25 $16.00 Price as a Multiple of: EPS: 2008E (a) 8.5 x 6.1 x 9.3 x 6.1 x (8.2) % 0.3% 2009E (a) 7.4 4.9 8.1 4.9 (8.2) % 0.3 % Book Value (3/31/08): Reported 1.86 x 0.98 x 2.03 x 0.98 x (8.2) % 0.3 % Adjusted (b) 1.76 0.95 1.92 0.95 (8.2) % 0.3 % Selected Ratios: ‘08E - ‘09E EPS Growth 14.2% 25.7% 2008E Dividend Payout Ratio 6.8% 11.4 % Indicated Dividend Yield 0.8% 1.9 % Debt/Total Capital 24.3% 24.2% 2008E ROE (a) 20.3% 15.2% 2009E ROE (a) 19.2% 16.7 % Long-Term Growth Rate (a) 22.5% 13.5 % Ratings (A.M. Best/S&P/Moody’s): A-/—/-- A-/—/--

Comparative Stock Price Performance – Tower vs. CastlePoint 0.00 10.00 20.00 30.00 40.00 $50.00 2 Jun 07 14 Aug 07 26 Oct 07 7 Jan 08 20 Mar 08 2 Jun 08 —Tower —CastlePoint $25.06 Average Tower CastlePoint 1 Month $26.43 $10.49 3 Months 25.93 10.26 6 Months 28.17 11.17 1 Year 28.51 11.92 $10.74 Tower CastlePoint 52-Week High $35.50 $15.67 Date 12/25/07 6/5/07 52-Week Low $23.44 $9.20 Date 5/5/08 4/30/08  Source: FactSet (6/2/08).

Public Market Valuation Summary ($ in millions, except per share amounts) Source: FactSet (6/2/08) and company filings. (a) Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters. (b) Excluding net realized gains (losses). (c) Excludes accumulated other comprehensive income (AOCI). (d) IBES median consensus. 1-YEAR PRICE/VOLUME HISTORY 1-YEAR INDEXED TOTAL RETURN HISTORY 5.00 10.00 15.00 20.00 $25.00 2 Jun 07 14 Aug 07 26 Oct 07 7 Jan 08 20 Mar 08 2 Jun 08 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Price Volume (MM)  Average 1 Month: $10.49 6 Months: $11.17 3 Months: 10.26 1 Year: 11.92  50 75 100 125 150 2 Jun 07 14 Aug 07 26 Oct 07 7 Jan 08 20 Mar 08 2 Jun 08 —CastlePoint —Bermuda Reinsurers (a) —S&P 500 Indexed Price (10%) (4%) (31%)  Total Return 1 Month: 8% 6 Months: (8%) 3 Months: (15%) 1 Year: (31%)  SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 3/31/08)  LTM Operating Revenues (b) $344.9 Share Price (06/02/08) $10.74 LTM Net Operating Income 42.8 Diluted Shares Outstanding (mm) 38.523 Shareholders’ Equity 419.8 FD Market Equity Value $413.7 Adjusted Shareholders’ Equity (c) 431.9 Debt 134.0 Price/2008E EPS (d) 6.1 x 2008E EPS (d) $1.75 Price/2009E EPS (d) 4.9 2009E EPS (d) 2.20 Price/Book Value 0.98 x Indicated Annual Dividend 0.20 Price/Adjusted Book Value (c) 0.95 Long-Term Growth Rate 13.5% 2008E ROE (d) 15.2% Ind. Dividend Yield/’08E Payout 1.9/11.4% Debt/Total Capital 24.2% 52-Week Low (04/30/08)/ High (05/18/07) $9.20/$15.67

Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY RECOMMENDATION SUMMARY Analyst coverage is limited No large capital markets banks cover the stock Median price target at $16.00 per share Buy 100% PRICE TARGETS & EARNINGS ESTIMATES CONSENSUS RATING TREND Price Estimated EPS Firm Name Rating Target 2008E 2009E Date Piper Jaffray Buy $19.00 $1.75 $2.05 5/8/08 Fox-Pitt Kelton Outperform 13.00 1.75 2.05 5/7/08 Keefe, Bruyette & Woods Outperform 16.00 1.80 2.30 5/7/08 KeyBanc Buy 16.00 1.80 2.20 5/6/08 Friedman, Billings, Ramsey Outperform 17.00 1.75 2.20 5/6/06 High $19.00 $1.80 $2.30 Consensus Mean 16.20 1.77 2.16 Statistics Median 16.00 1.75 2.20 Low 13.00 1.75 2.05 Buy 100% Current Price: $10.74 Hold 0% % Difference vs. Median: (33%) 1 2 3 4 5 2 Jun 07 14 Aug 07 26 Oct 07 7 Jan 08 20 Mar 08 2 Jun 08 5.00 10.00 15.00 20.00 $25.00 —Rating Consensus —Share Price 5=Buy 3=Hold 1=Sell Price Rating Source: FactSet (6/2/08), Bloomberg and equity research.

CastlePoint Income Statement — Historical/Projected ($ in millions, except per share amounts) Source: Company filings and management projections.  Historical Projected CAGR 2005 2006 2007 2008E 2009E 2010E 2011E 2012E ‘06 - ‘07 08 - ‘12 Revenues: Net Premiums Earned — $79.0 $248.4 $476.2 $628.2 $666.1 $719.9 $791.8 214.5% 13.6% Commission Income — 2.3 7.5 7.6 7.6 7.6 7.6 7.6 219.3% 0.0% Insurance Services Revenue — -- — 6.5 5.5 6.1 6.7 7.3 — 3.2% Net Investment Income — 11.2 29.5 44.6 58.2 72.3 86.2 100.1 163.8% 22.4% Net Realized Gains/(Losses) — 0.0 (8.2) — -- — -- — -- — Total Revenues — $92.5 $277.1 $534.8 $699.5 $752.0 $820.4 $906.8 199.5% 14.1% Expenses: Loss & Loss Adjustement Expenses — $41.0 $131.3 $266.5 $360.0 $389.4 $428.1 $479.2 220.7% 15.8% Commission & Other Acq. Expenses — 29.4 91.6 161.9 209.1 218.3 234.2 255.5 211.5% 12.1% Other Operating Expenses 0.0 12.2 17.9 24.5 26.0 27.1 28.3 29.6 46.9% 4.8% Interest Expense — 0.6 9.5 11.1 11.1 11.1 11.1 11.1 — 0.0% Total Expenses $0.0 $83.1 $250.2 $464.0 $606.3 $645.9 $701.7 $775.4 201.2% 13.7% Pre-Tax Income ($0.0) $9.5 $26.9 $70.8 $93.2 $106.1 $118.7 $131.4 184.5% 16.7% Income Tax Expense — 1.1 5.9 (1.5) (1.6) (2.3) (3.5) (4.7) 435.9% 32.4% Net Income ($0.0) $10.5 $32.7 $69.3 $91.6 $103.8 $115.2 $126.6 210.5% 16.3% Earnings per Share: Diluted Earnings per Common Share — $0.47 $0.89 $1.80 $2.37 $2.69 $2.98 $3.28 89.4% 16.3% WA Common Shares Outstanding: Diluted — 22.336 36.635 38.600 38.600 38.600 38.600 38.600 64.0% 0.0%

CastlePoint Balance Sheet ($ in millions) 26 Source: Company filings and management projections.  Historical Growth 12/31/06 12/31/07 03/31/08 06 - ‘07 Assets: Investments $390.3 $539.9 $602.8 38.3% Cash & Cash Equivalents 34.8 153.6 193.7 341.7% Cash & Invested Assets $425.0 $693.5 $796.6 63.2% Accrued Investment Income 2.2 4.1 3.8 83.8% Assumed Premiums Receivable 44.9 125.6 168.6 179.5% Premiums Receivable - Programs 1.3 9.1 21.2 601.4% Prepaid Reinsurance Premiums — 3.5 7.5 — Goodwill — -- — -- Deferred Acquisition Costs 30.4 73.1 78.4 140.7% Deferred Income Taxes 1.1 7.1 7.8 547.5% Deferred Financing Fees 3.1 3.7 3.6 19.1% Funds Held by Reinsured Companies 0.6 — -- — Other Assets 2.8 7.2 10.3 161.7% Total Assets $511.3 $926.7 $1,097.8 81.2% Liabilities: Loss & Loss Adjustment Expense $34.2 $121.4 $151.8 255.1% Unearned Premium 86.2 217.5 239.2 152.4% Assumed Losses Payable 3.5 8.5 21.3 143.9% Premiums Payable - Programs 1.1 16.3 37.0 1,416.5% Accounts Payable & Accrued Expenses 2.9 3.6 3.1 25.2% Payable for Securities — -- 86.4 — Other Liabilities 0.7 3.6 5.1 395.9% Subordinated Debentures 103.1 134.0 134.0 30.0% Total Liabilities $231.6 $504.9 $677.9 118.0% Shareholders’ Equity: Common Shares $0.3 $0.4 $0.4 29.4% Additional Paid-in-Capital 269.5 385.1 385.5 42.9% Accumulated Other Comprehensive Income 1.7 (1.1) (12.1) (163.4%) Retained Earnings 8.3 37.4 46.0 351.5% Total Shareholders’ Equity $279.7 $421.8 $419.8 50.8% Total Liabilities and Shareholders’ Equity $511.3 $926.7 $1,097.8 81.2%

Shareholder Ownership Summary Source: FactSet (6/2/08) and company filings.  TOP SHAREHOLDERS BREAKDOWN OF CURRENT OWNERSHIP INSIDERS Rank Holder Name Position % O/S 1 Tower Group, Inc. 3,682,000 9.6% 2 Lee Michael H 956,091 2.5 3 Weiner Joel S 96,493 0.3 4 Doyle Gregory T 48,432 0.1 5 Beitz Joseph P 34,821 0.1 6 Robbie William A 34,293 0.1 7 Smith Robert S 26,293 0.1 8 Van Gorder Jan R 14,529 0.0 9 Brown Roger Alan 7,500 0.0 10 Barrow Richard M 3,000 0.0 Top 10 Insiders 4,903,452 12.8% Total Insiders 4,903,452 12.8% INSTITUTIONS/ OTHER INSTITUTIONAL INVESTMENT SYTLE Rank Holder Name Position % O/S 1 Columbia Management Advisors, Inc. 3,464,472 9.0% 2 Leon G. Cooperman 2,500,700 6.5 3 US Trust, Bank of America 2,223,260 5.8 4 Capital World Investors 1,295,000 3.4 5 UBS Global Asset Management 1,121,794 2.9 6 Vanguard Group, Inc. 843,358 2.2 7 Eubel Brady & Suttman Asset Mgmt. 826,007 2.1 8 Lazard Asset Management LLC 762,959 2.0 9 Cumberland Associates LLC 698,474 1.8 10 ADAR Investment Management LLC 630,000 1.6 Top 10 Institutions 11,865,324 37.4% Total Institutions 27,052,557 70.4% Retail 6,472,102 16.8% Total 38,428,111 100.0%  Implied Retail 17% Institutions 70% Insiders 13% Value 26% GARP 41% Yield 2% index 5% Growth 26%

TOWER GROUP
D. OTHER

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	AFFILIATIONS
Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.
Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CastlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re
Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.
Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.
Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS
Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.
Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re
William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.
Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.
Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.

28 LAZARD

Summary of Material Agreements Management Agreement General: Tower Risk Management Corp. (“TRM”) acts as non-exclusive manager for performing underwriting, claims handling, soliciting, binding, issuing, and servicing for policies written in CastlePoint Insurance Company (“CPIC”) in exchange for a management fee, calculated on a sliding scale based on the net loss ratio of the business TRM writes for CPIC Term: Continuous and indefinite, though either party may terminate unilaterally upon 60 days’ notice Termination Rights: Either party may terminate unilaterally and immediately if, among other things, the other party loses its license or certificate of authority, becomes insolvent, undergoes a change in ownership of 10% of its voting stock, or if reinsurance covering the business under the agreement is canceled Aggregate Excess of Loss Reinsurance Agreements Aggregate Excess of Loss Reinsurance Agreement between CPIC (as ceding company) and TICNY (as reinsurer)  General: Tower reinsures 85% of CPIC’s brokerage business losses in excess of a specified loss ratio (52.5%) for brokerage business written through TRM Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, CPIC may terminate if TICNY’s A.M. Best rating falls below A-  Aggregate Excess of Loss Reinsurance Agreement between Tower (as ceding company) and CPIC (as reinsurer)  General: CPIC reinsures 15% of Tower’s brokerage business losses in excess of a specified loss ratio (52.5%)  Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, TICNY may terminate if CPIC’s A.M. Best rating falls below A-

Summary of Material Agreements (cont’d) CastlePoint Reinsurance Company (“CPRe”) reinsures Tower Group, Inc.’s (“Tower”) brokerage business, specialty and risk sharing program business, and traditional program business under three separate quota share reinsurance agreements, each effective April 1, 2006. (a) Pursuant to Addendum No. 1 to the Master Agreement, dated April 4, 2006, between Tower Group, Inc. and CastlePoint Holdings, Ltd., Tower and CastlePoint have agreed not to cause or permit their affiliates to exercise their annual unilateral termination rights under these quota share reinsurance agreements. The parties retain any other termination rights under these agreements. BROKERAGE BUSINESS SPECIALTY AND RISK SHARING BUSINESS TRADITIONAL PROGRAM BUSINESS EXPIRATION DATE March 31, 2010 March 31, 2010 March 31, 2010 TERMINATION RIGHTS Either party may terminate unilaterally (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.  Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.  Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%. QUOTA SHARES ASSUMED BY CPRE 40% 85% 50% CEDING COMMISSIONS Initially 34%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.  The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0% and decreases 0.9% for every 1.0% increase in the net loss ratio above 61.0%, subject to a minimum ceding commission of 31.0%.  Initially 30%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.  The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0%.  The product of Tower’s retained quota share times actual expenses incurred by Tower on all premiums ceded under the agreement, net of ceding commissions or expense reimbursement amounts recovered under other reinsurance agreements.